AMENDMENT NO. 1 TO THE
                                CREDIT AGREEMENT


                                                    Dated as of January 24, 1997

                  AMENDMENT NO. 1 TO THE CREDIT AGREEMENT, among MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), MEDIQ INCORPORATED, a Delaware corporation ("MEDIQ"), PRN HOLDINGS, INC., a Delaware corporation (together with MEDIQ, the "Parent Guarantors"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Banque Nationale de Paris as administrative agent (the "Administrative Agent") for the Lenders and NationsBank N.A., as documentation agent (the "Documentation Agent").

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Parent Guarantors, the Lenders, the Administrative Agent and the Documentation Agent have entered into a Credit Agreement dated as of October 1, 1996 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Borrower seeks to acquire Universal Hospital Services, Inc., a Minnesota corporation ("UHS"), (the "UHS Acquisition") and, in order to finance, together with advances under the existing Facilities, such acquisition, has requested that certain Lenders (the "Affected Lenders" or the "Incremental Term B Lenders") increase their Commitments under the Term B Facility (the "Incremental Term B Commitments") and the Working Capital Facility, and amend certain provisions of the Credit Agreement in order to provide such financing and for certain other purposes.

                  (3) The Required Lenders and the Affected Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and such Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments to the Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2(a) hereof, hereby amended as follows:


                    (a) Section 1.01 is amended by inserting therein the
               following definitions in appropriate alphabetical order:

                         "'BERS' means Biomedical Equipment Rental and Sales,
                    Inc., a Subsidiary of UHS.

                         "'UHS' means Universal Hospital Services, Inc., a
                    Minnesota corporation.

                         "'UHS Acquisition' means the acquisition of the common
                    stock of UHS by the Borrower or any of the Borrower's Ongoing Subsidiaries, as permitted under this Agreement."

                         "'UHS Acquisition Closing Date' means any Business Day
                    on which the UHS Acquisition occurs."

                  (b) The definition of "Acquisition Facility Sublimit" in
              Section 1.01 is amended by deleting clause (iii) thereof and substituting therefor the following:

                  "(iii) the excess of the aggregate amount of Subordinated Notes outstanding at such time over the principal amount of the NutraMax Note to the extent secured by the NutraMax Letter of Credit multiplied by 66%."

                  (c) The definition of "Borrower's Account" is amended by
              deleting therefrom the account number "200877-001-91" and substituting therefor the account number "202330-001-77".

                  (d) The definition of "EBITDA" is amended by inserting
              immediately before the proviso thereto the following:

                  "and (g) all one-time expenses of the Borrower and its Affiliates incurred in connection with the UHS Acquisition for severance expenses, lease related expenses and facility closure expenses".

                  (e) The definition of "Leverage Ratio" is amended (i) by
              inserting in the seventh line thereof, immediately preceding the words ", so long as", the phrase "multiplied by 66%", and (ii) by adding at the end thereof the following: ",except with respect to the UHS Acquisition, in which case the 12-month trailing EBITDA of UHS shall be adjusted for the EBITDA of BERS included in such calculation for the period of time that said EBITDA of BERS is not actually reflected in the aforesaid EBITDA of UHS, in which case such EBITDA of UHS shall be the pro forma EBITDA of UHS and BERS for such period."

                  (f) The definition of "Senior Leverage Ratio" is amended by adding at the end thereof the following: ",except with respect to the UHS Acquisition, in which case the 12-month trailing EBITDA of UHS shall be adjusted for the EBITDA of BERS included in such calculation for the period of time that said EBITDA of BERS is not actually reflected in the aforesaid EBITDA of UHS, in which case such EBITDA of UHS shall be the pro forma EBITDA of UHS and BERS for such period."

                  (g) The definition of "Term B Borrowing" is amended by adding at the end thereof the following:

                  "and Incremental Term B Advances made on the UHS Acquisition Closing Date."

                  (h) Section 2.01(b) is amended by (i) inserting "(i)"
              immediately after the heading "The Term B Advances" and (ii) adding a new clause (ii) at the end thereof to read as follows:

                           "(ii) Each Incremental Term B Lender severally
                  agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrower on the UHS Acquisition Closing Date in an amount not to exceed such Incremental Term B Lender's Incremental Term B Commitment as set forth in
                  Schedule I hereto (each such advance being an "Incremental Term B Advance"). Such Term B Borrowing shall consist of Incremental Term B Advances made simultaneously by the Incremental Term B Lenders ratably according to their Incremental Term B Commitments. Amounts borrowed under this
                  Section 2.01(b)(ii) and repaid or prepaid may not be reborrowed."

                  (i) The table contained in Section 2.04(a) is amended by (i)
              deleting each figure "8,500,000" therein and substituting for each such figure the figure "13,000,000" and (ii) deleting each figure "15,000,000" therein and substituting for each such figure the figure "21,750,000".

                  (j) Section 2.14(a) is amended by adding at the end thereof the following:

                  "and, on the UHS Acquisition Closing Date, an aggregate amount of up to $45,000,000 of Incremental Term B Advances to finance a portion of the UHS Acquisition".

                  (k) Section 2.14(c) is amended by inserting therein,
              immediately after "Section 5.01(p)", the following:

                  ", to provide up to $5,000,000 of the financing for the UHS Acquisition".

                  (l) Section 4.01(i) is amended by inserting therein,
              immediately after "provided that", the following:

                  ", other than with respect to the UHS Acquisition as permitted under Section 5.02(f)(i),".

                  (m) Section 5.01(n) is amended by substituting for the date
              "November 15, 1996" the phrase "the date that is 45 days following the UHS Acquisition Closing Date" and by adding after the phrase "the Term B Facilities " the parenthetical "(including the Incremental Term B Advances)".

                  (n) Section 5.02(b)(ii)(B) is amended by deleting therein the figure "$100,000,000" and substituting therefor the figure "$140,000,000".

                  (o) Section 5.02(b)(ii) is amended by adding at the end
              thereof a new subsection (H) to read as follows:

                  "intercompany Debt owed to the Borrower in connection with the UHS Acquisition, so long as such Debt is evidenced by an intercompany note in form and substance satisfactory to the Administrative Agent, and".

                  (p) Section 5.02(f)(i) is amended (i) by inserting in the
              second line thereof, immediately following "Acquisition Advances", the following ", Working Capital Advances, Incremental Term B Advances" and (ii) by inserting therein, immediately before "provided that", the following:

                  "or constituting the purchase of at least 90% of the common stock of UHS in a transaction approved by the Board of Directors of UHS so long as UHS becomes a wholly owned Subsidiary of the Borrower on the UHS Acquisition Closing Date in a transaction approved by the Board of Directors of UHS or constituting the payment of consideration for the merger of UHS and the Borrower or a wholly owned Subsidiary of the Borrower,"

                  (q) Section 5.02(f)(i)(2) is amended by adding at the end
              thereof the following:

                  "except with respect to the UHS Acquisition, in which case such Leverage Ratio shall not be more than 3.75 to 1.0".

                  (r) Section 5.02(f)(i)(3) is amended by adding at the end
              thereof the following:

                  "except with respect to the UHS Acquisition, in which case such amount shall not exceed 6.5 multiplied by the 12-month trailing EBITDA of UHS (adjusted for the EBITDA of BERS included in such calculation for the period of time that said EBITDA of BERS is not actually reflected in the aforesaid EBITDA of UHS, in which case such EBITDA of UHS shall be the pro forma EBITDA of UHS and BERS for such period)".

                  (s) Section 5.02(f)(i)(4) is amended by (i) deleting therefrom the following:

                  "shall not exceed $100,000,000"

             and (ii) adding at the end thereof the following:

                  "plus the aggregate amount of Advances made by the Lenders and used for all such Investments outstanding at any time on and after the UHS Acquisition Closing Date shall not exceed $140,000,000."

                  (t) Section 5.04(f) is amended by inserting in the eighth line thereof immediately after the word "Investments" the following: ", except with respect to the UHS Acquisition, in which case the 12-month trailing EBITDA of UHS shall be adjusted for the EBITDA of BERS included in such calculation for the period of time that said EBITDA of BERS is not actually reflected in the aforesaid EBITDA of UHS, in which case such EBITDA of UHS shall be the pro forma EBITDA of UHS and BERS for such period."

                  (u) Schedule 1 is supplemented by adding with respect to the
              Working Capital Commitment of each of BNP and NationsBank, $2,500,000, and adding Incremental Term B Commitments for each of BNP and NationsBank, in the amount of $22,500,000.

                  SECTION 2. Conditions of Effectiveness. (a) This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received (x) counterparts of this Amendment executed by the Borrower, the Required Lenders and each Affected Lender, or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and (y) for the ratable account of the Lenders, 1/10% of the sum of the Term A Advances, the Term B Advances, the Acquisition Commitments and the Working Capital Commitments as such Advances and Commitments shall be outstanding immediately prior to the effectiveness of this Amendment (i.e. $260,000). The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

                  (b) This Amendment shall be null and void and of no effect if, on or before April 23, 1997 (or such later date before July 15, 1997 as the Affected Lenders may consent to in writing), the following conditions shall not have been satisfied:

                  (1) The Administrative Agent shall not have additionally
              received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

                         (i) Certified copies of (x) the resolutions of the
                    Board of Directors of (A) the Borrower approving this Amendment, the Collateral Documents, amendments or supplements thereto contemplated hereby and the matters contemplated hereby and thereby and (B) each other Loan Party evidencing approval of the Consent, the Collateral Documents, amendments or supplements thereto contemplated hereby and the matters contemplated hereby and thereby and
                    (y) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Consent, the Collateral Documents, amendments or supplements thereto contemplated hereby and the matters contemplated hereby and thereby;

                         (ii) A certificate of the Secretary or an Assistant
                    Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Amendment, the Consent, the Collateral Documents, amendments or supplements thereto contemplated hereby to any of which they are or are to be a party and the other documents to be delivered hereunder and thereunder;

                         (iii) Counterparts of a consent with respect to this
                    Amendment No. 1, in form satisfactory to the Administrative Agent, executed by each of the Loan Parties (other than the Borrower);

                         (iv) A favorable opinion of Drinker, Biddle & Reath,
                    counsel for the Loan Parties, as to such matters as the Administrative Agent may reasonably request;

                         (v) A certificate signed by a duly authorized officer
                    of the Borrower stating that:

                             (x) The representations and warranties contained in
                       the Loan Documents as amended hereby, Section 3 hereof, and in each of the Collateral Documents and amendments and supplements thereto delivered pursuant to this
                       Section 2 are correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

                             (y) No event has occurred and is continuing that
                       constitutes a Default; and

                         (vi) Notes payable to the order of the Affected
                    Lenders; and

                             (2) Each of the following conditions shall have
                       been satisfied:

                                    (i) The Borrower and any additional Loan
                           Party, as appropriate, shall have delivered all such documents, agreements, certificates or instruments as shall be required or as the Administrative Agent shall have requested pursuant to Section 5.01(o);

                                    (ii) All governmental and third party
                           consents and approvals necessary in connection with the UHS Acquisition shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable which, in the case of any of the foregoing, restrains, prevents or imposes materially adverse conditions upon the rights of any Loan Party to transfer or otherwise dispose of shares of UHS acquired in the tender offer, if applicable, the exercise by any transferee of any Loan Party of all ownership rights with respect to the shares of UHS stock acquired in connection with any such tender offer or otherwise owned by any Loan Party, or the consummation of a merger if not completed prior to the UHS Acquisition Closing Date;

                                    (iii) All Advances made by the Lender
                           Parties shall be in compliance with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System; and

                                    (iv) The Borrower shall have retained
                           Murray, Devine & Co. to prepare and deliver a letter attesting to the Solvency of the Borrower after giving effect to the acquisition of UHS.

     SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of the parties to this Amendment.

                  (b) The execution, delivery and performance by each Loan Party of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene each such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting any Loan Party or any of its Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of their Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral Documents, as amended hereby, or any amendments or supplements thereto contemplated hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment, any of the Collateral Documents or any amendments or supplements thereto contemplated hereby to which each such Loan Party is or is to be a party, or any of the Loan Documents, as amended hereby, to which it is or is to be a party except for such approvals as shall have been obtained by the UHS Acquisition Closing Date.

                  (d) This Amendment and each of the Collateral Documents and amendments and supplements thereto contemplated hereby to which each Loan Party is a party have been duly executed and delivered by each such Loan Party. This Amendment and each of the other Loan Documents, as amended hereby, to which each Loan Party is a party are, and each of the other Collateral Documents and amendments and supplements thereto contemplated hereby to which each such Loan Party is or is to be a party, when delivered hereunder, will be, legal, valid and binding obligations of each such Loan Party, enforceable against each such Loan Party in accordance with their respective terms, including as to each entity that shall become a Loan Party on the UHS Acquisition Closing Date, as to each such Loan Party on the UHS Acquisition Closing Date.

                  (e) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries (including, without limitation, any Environmental Action) pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, the Collateral Documents, any amendments or supplements thereto contemplated hereby or any of the other Loan Documents, as amended hereby, or the consummation of any of the transactions contemplated hereby.

                  (f) As of the UHS Acquisition Closing Date, the Collateral Documents and amendments or supplements thereto consisting of security agreements or mortgages to which any Loan Party is or is to be a party, when delivered hereunder, will create valid and perfected first priority liens and security interests in and to the Collateral covered thereby, securing the payment of the Secured Obligations (in each case, as defined in such Collateral Documents or amendment or supplement thereto); and the execution, delivery and performance of this Amendment, each of the Collateral Documents and any amendments or supplements thereto contemplated hereby do not adversely affect the Liens created under any of the Collateral Documents.

                  SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  (d) Except as otherwise provided in this Amendment, from and after the UHS Acquisition Closing Date, all references to (i) Term B Lenders shall include the Incremental Term B Lenders, (ii) Term B Advances shall include all Term B Advances made by the Incremental Term B Lenders and (iii) Term B Commitments shall mean the Incremental Term B Commitments of the Incremental Term B Lenders hereunder.

         SECTION 5. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment, and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          MEDIQ/PRN LIFE SUPPORT
                                             SERVICES, INC.


                                          By /s/
                                             ----------------------------------
                                             Title:


                                          BANQUE NATIONALE DE PARIS, as
                                            Administrative Agent and as Lender


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          NATIONSBANK, N.A., as
                                            Documentation Agent and as Lender


                                          By /s/
                                             ----------------------------------=
                                             Title:

                                          THE FIRST NATIONAL BANK OF BOSTON


                                          By /s/
                                            ------------------------------------
                                            Title:


                                          CAISSE NATIONALE DE CREDIT AGRICOLE


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          CREDITANSTALT CORPORATE FINANCE, INC.


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          FIRST SOURCE FINANCIAL, LLP
                                          By: First Source Financial, Inc.
                                              as Agent/Manager

                                          By /s/
                                             -----------------------------------
                                             Title:


                                          METROPOLITAN LIFE INSURANCE COMPANY


                                          By /s/
                                            ------------------------------------
                                            Title:

                                          LASALLE NATIONAL BANK


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          MELLON BANK, N.A.


                                          By /s/
                                             -----------------------------------
                                              Title:


                                          MERRILL LYNCH SENIOR FLOATING
                                          RATE FUND, INC.


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          PILGRIM AMERICA PRIME RATE TRUST


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          SUMMIT BANK


                                          By /s/
                                             -----------------------------------
                                             Title:

                                          USTRUST


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          VAN KAMPEN AMERICAN CAPITAL
                                          PRIME RATE INCOME TRUST


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          RESTRUCTURED OBLIGATIONS
                                          BACKED BY SENIOR ASSETS B.V.

                                          By its Managing Director, ABN
                                          TRUSTCOMPANY (NEDERLAND) B.V.


                                          By /s/
                                             -----------------------------------
                                             Title:

                                          By /s/
                                             -----------------------------------
                                             Title:


                                          MERRILL LYNCH PRIME RATE PORTFOLIO


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          SENIOR DEBT PORTFOLIO

                                          By Boston Management and Research, as
                                          Investment Advisor


                                          By /s/
                                             -----------------------------------
                                             Title:

                                          CERES FINANCE LTD.


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          CAPTIVA FINANCE LTD.


                                          By /s/
                                             -----------------------------------
                                             Title:




                                          AMARA-1 FINANCE LTD.


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          AMARA-2 FINANCE LTD.


                                          By /s/
                                             -----------------------------------
                                             Title:


                                          MERRILL LYNCH PRIME RATE PORTFOLIO

                                          By Merrill Lynch Asset Management,
                                          L.P., as Investment Advisor


                                          By /s/
                                             -----------------------------------
                                             Title: